UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2009
Donegal Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	file number)	identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 717-426-1931
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At a special meeting of the board of directors of Donegal Group Inc. (“DGI”) held on December 9, 2009, DGI’s board of directors considered and approved the appointment of Philip A. Garcia and Kevin M. Kraft, Sr. as members of the board of directors of DGI. Mr. Garcia was appointed to serve as a Class A director until the election of his successor at DGI’s annual meeting of stockholders in 2011 or his earlier resignation or death, and Mr. Kraft was appointed to serve as a Class B director until the election of his successor at DGI’s annual meeting of stockholders in 2012 or his earlier resignation or death.
     Mr. Garcia, who is 52, retired from Erie Insurance Group in April 2009 after serving in various capacities over a period of 28 years, including as its Executive Vice President and Chief Financial Officer from 1991 until April 2009.
     Mr. Kraft, who is 57, has been the President of Clyde W. Kraft Funeral Home, Inc. since 1995 and has served as a director of Donegal Mutual Insurance Company since 2003.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Senior Vice
President and Chief Financial Officer

Date: December 9, 2009